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                                                                   EXHIBIT 10.15



                               SECOND AMENDMENT TO
                                 PROMISSORY NOTE


         THIS SECOND AMENDMENT TO PROMISSORY NOTE (this "Amendment") is made and entered into as of the 1st day of July, 2001 by and among Vital Living Products, Inc., a Delaware corporation (the "Borrower"), and CTF, Inc., a Minnesota corporation (the "Lender").

                              STATEMENT OF PURPOSE

         Borrower is indebted to Lender pursuant to that certain Promissory Note dated September 1, 1992, in the original principal amount of $400,000.00 (the "Note"). Pursuant to the First Amendment to this Note dated February 21, 2001, the final full payment date of the outstanding principal and interest due under this Note was extended to February 23, 2003. This Note also allowed for the prepayment of any principal due under this Note without penalty.

         WHEREAS the Borrower may from time to time have funds in its possession which are not required for immediate disbursement; and,

         WHEREAS the Borrower has determined that the amount of interest income it could derive from the short-term investment of these funds is less than the amount of interest expense it could avert if its outstanding borrowings were reduced in the short-term, and deems it in its best interest to deposit these funds in such a manner as to reduce its interest expense while still retaining access to these funds on an immediate basis; and,

         WHEREAS the Lender is willing to accept a prepayment from the Borrower of a portion of the principal balance outstanding under this Note, while guaranteeing the prompt re-lending of these same prepayment funds back to the Borrower on demand as they are needed;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. The Lender hereby agrees to accept short-term prepayments from the Borrower on the Borrower's principal balance outstanding under this Note, and to correspondingly reduce the interest charges due under this Note based upon the reduced principal balance.

         2. The Lender hereby agrees and guarantees to re-lend to the Borrower on demand any portion of these short-term principal prepayments as they are requested by the Borrower, affirming that the final full repayment of interest and principal outstanding under this Note is not due until February 23, 2003.

         3. Except as expressly provided herein, this Amendment shall not amend or modify the terms and conditions of the Note and First Amendment, which terms and conditions shall remain in full force and effect.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

VITAL LIVING PRODUCTS, INC.                  CTF, INC.


By: /s/ Donald Podrebarac                    By: /s/ C. Wilbur Peters
    ----------------------------                 ------------------------------
    Donald Podrebarac                            C. Wilbur Peters
    President                                    President